UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2011

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:     (801) 566-1200

ITEM 1.01 Entry Into a Material Definitive Agreement

On March 17, 2011, Utah Medical Products, Inc. (UTMD) entered into a $14,000,000 loan with JPMorgan Chase Bank, N.A. (Chase), to partially finance the purchase of Femcare Holdings Limited of the United Kingdom. Terms and conditions of the loan require UTMD to: a) repay the loan in equal monthly payments over 5 years, b) pay interest based on the 30-day LIBOR rate plus a margin starting at 2.80% and ranging from 2.00% to 3.75%, depending on the ratio of its funded debt to EBITDA (Leverage Ratio), c) pledge 65% of all foreign subsidiaries’ stock, d) provide first priority liens on all domestic business assets, e) maintain its Interest Coverage Ratio at 1.15 to 1.00 or better, f) maintain its Tangible Net Worth at negative $12,000,000 or higher, and g) maintain its Leverage Ratio at 2.75 to 1.00 or less.  A copy of the loan agreement and related documents are attached hereto as Exhibits 1-10.

On March 18, 2011, Femcare Group Limited, a wholly owned subsidiary of UTMD, entered into a £8,000,000 ($12,934,000) loan with JPMorgan Chase Bank, N.A., London Branch, to partially finance the purchase of Femcare Holdings Limited of the United Kingdom. Terms and conditions of the loan are the same as those listed above for the $14,000,000 loan.  A copy of the loan agreement and related documents are attached hereto as Exhibits 11-15.

On March 18, 2011, UTMD entered into an agreement to purchase all of the common shares of Femcare Holdings Limited of the United Kingdom, including its subsidiaries, Femcare-Nikomed Ltd., Femcare Australia, Femcare Holdings Limited and Femcare Distribution Limited.  The purchase price was £25 million ($41 million). UTMD used $15 million of its excess cash reserves plus the loans from Chase noted above to finance the purchase, including the refinance of £8 million ($13 million) of Femcare’s existing debt.  Femcare is best known for its leading global brand the Filshie Clip System – a female surgical contraception device (tubal ligation) which is placed on the fallopian tubes. A copy of the purchase agreement is attached hereto as Exhibit 16.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On March 18, 2011, UTMD entered into an agreement to purchase all of the common shares of Femcare Holdings Limited of the United Kingdom, including its subsidiaries, Femcare-Nikomed Ltd., Femcare Australia, Femcare Holdings Limited and Femcare Distribution Limited.  The purchase price was £25 million ($41 million). Femcare sells its products in about 45 countries and has annual revenues of about $16 million. A copy of the purchase agreement is attached hereto as Exhibit 16.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial statements required by this item will be filed by amendment to this Current Report on Form 8-K on or before June 3, 2011.

(b) Pro-forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K on or before June 3, 2011.

(d) Exhibits
Exhibit #	SEC Reference #	Title of Document
1	10	Credit Agreement dated as of March 17, 2011 among Utah Medical Products, Inc., as Borrower, and JPMorgan Chase Bank, N.A., as Lender
2	10	Secured Promissory Note by Utah Medical Products, Inc. to JPMorgan Chase Bank, N.A.
3	10	Security Agreement by and among Utah Medical Products, Inc. to JPMorgan Chase Bank, N.A.
4	10	Intellectual Property Security Agreement by and among Utah Medical Products, Inc. and JPMorgan Chase Bank, N.A.
5	10	Charge Over Securities. Utah Medical Products, Inc. (the Chargor) JPMorgan Chase Bank, N.A. as Lender
6	10	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Midvale Property)
7	10	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Redwood Property)
8	10	Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (Leased Property)
9	10	Environmental Indemnity Agreement by Utah Medical Products, Inc. in favor of JPMorgan Chase Bank, N.A.
10	10	Share Charge by Utah Medical Products, Inc. in favor of JPMorgan Chase Bank, N.A.
11	10	Facility Agreement dated 18 March 2011 for Femcare Group Limited as Borrower with JPMorgan Chase Bank, N.A., London Branch as Lender
12	10	Continuing Guarantee by Utah Medical Products, Inc. to JPMorgan Chase Bank, N.A., London Branch
13	10	Guarantee by Femcare Group Limited to JPMorgan Chase Bank, N.A., London Branch
14	10	Charge Over Securities. Femcare Distribution Limited (the Chargor) JPMorgan Chase Bank, N.A. as Lender
15	10	Charge Over Securities. Femcare Holdings Limited (the Chargor) JPMorgan Chase Bank, N.A. as Lender
16	10	Agreement Relating to the sale and purchase of the whole of the issued share capital of Femcare Group Limited dated 18 March 2011
17	10	Short Form Agreement Relating to the sale and purchase of part of the issued share capital of Femcare Group Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 03/22/2011	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO